     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1999



                                                      REGISTRATION NO. 333-83665

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              SILICON IMAGE, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  3674                                 77-0517246
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                Identification Number)

                         ------------------------------

                                 10131 BUBB RD.
                          CUPERTINO, CALIFORNIA 95014
                                 (408) 873-3111
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         ------------------------------

                                  DAVID D. LEE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 10131 BUBB RD.
                          CUPERTINO, CALIFORNIA 95014
                                 (408) 873-3111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

            DENNIS R. DEBROECK, ESQ.                              JOHN A. FORE, ESQ.
               SUSAN A. DUNN, ESQ.                              KATHLEEN B. BLOCH, ESQ.
             DAVID K. MICHAELS, ESQ.                             PAUL W. HARTZEL, ESQ.
               ANDREW Y. LUH, ESQ.                        WILSON SONSINI GOODRICH & ROSATI PC
            PAMELA A. SERGEEFF, ESQ.                              650 PAGE MILL ROAD
               FENWICK & WEST LLP                                 PALO ALTO, CA 94304
              TWO PALO ALTO SQUARE                                  (650) 493-9300
               PALO ALTO, CA 94306
                 (650) 494-0600

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / / _________

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / _________
                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    The sole purpose of this Amendment is to file Exhibits to the Registration Statement. No changes have been made to the text of the Registration Statement other than to Item 16 (Exhibits and Financial Statement Schedule), and the addition of certain fee information to Item 13 (Other Expenses of Issuance and Distribution).

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the costs and expenses to be paid by Silicon Image in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the SEC registration fee, the NASD filing fee and the Nasdaq National Market filing fee.


SEC registration fee..............................................  $  12,510
NASD filing fee...................................................      5,000
Nasdaq National Market initial filing fee.........................      *
Printing and engraving............................................      *
Legal fees and expenses of the Registrant.........................      *
Accounting fees and expenses......................................      *
Directors and officers liability insurance........................      *
Blue sky fees and expenses........................................      *
Transfer agent and registrar fees and expenses....................      *
Miscellaneous.....................................................      *
    Total.........................................................  $   *
                                                                    ---------
                                                                    ---------


------------------------

*   To be filed by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933.

    As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

    - for any breach of the director's duty of loyalty to the Registrant or its stockholders;

    - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;


    - under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or


    - for any transaction from which the director derived an improper personal benefit.

    As permitted by the Delaware General Corporation Law, the Registrant's bylaws provide that:

    - the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

    - the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

    - the rights conferred in the Bylaws are not exclusive.

    In addition, the Registrant intends to enter into indemnity agreements with each of our current directors and officers. These agreements provide for the indemnification of officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

    The Registrant intends to obtain directors' and officers' insurance to cover its directors, officers and some of its employees for certain liabilities, including public securities matters.

    The Underwriting Agreement filed as Exhibit 1.01 to this Registration Statement provides for indemnification by the underwriters of the Registrant and its directors and officers for certain liabilities under the Securities Act of 1933, or otherwise.

    Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

EXHIBIT DOCUMENT                                                                        NUMBER
------------------------------------------------------------------------------------  -----------
Underwriting Agreement..............................................................        1.01
Registrant's Certificate of Incorporation...........................................        3.01
Registrant's Bylaws.................................................................        3.02
Form of Indemnity Agreement.........................................................       10.01

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    In the three years prior to the effective date of this Registration Statement, we have issued and sold the following unregistered securities:

    1. On February 28, 1996, we issued and sold an aggregate of 580,000 shares of Series A preferred stock to two investors for an aggregate consideration of $580,000 in cash.

    2. On September 20, 1996, we issued and sold 400,000 shares of Series B preferred stock to a group of 3 investors for an aggregate consideration of $2,200,000 in cash

    3. On June 20, 1997, we issued and sold 4,000,000 shares of Series C preferred stock to 11 investors for an aggregate consideration of $5,000,000 in cash.

    4. On July 29, 1998, we issued and sold 2,737,716 shares of Series D preferred stock to eight investors for an aggregate consideration of $9,582,006 in cash.

    5. On September 16, 1998, we issued and sold 857,143 shares of Series D preferred stock to one investor for an aggregate consideration of $3,000,000 in cash.

    6. On September 16, 1998, we issued to Intel Corporation a warrant to purchase up to 142,857 shares of common stock at an exercise price of $3.50 per share which expires, if not earlier exercised, on September 16, 2004.

    7. On September 16, 1998, we issued to Intel Corporation a warrant, which we amended on April 16, 1999 to provide (1) that Intel may purchase up to 142,857 shares of Common Stock at an exercise price of $0.35 per share at any time on or before September 16, 2004, and (2) that if a certain milestone is achieved, we will issue Intel another warrant to purchase up to 142,857 shares of common stock at an exercise price of $0.35 per share at any time on or before September 16, 2004.

    8. In February, 1999, and in connection with a lease line of credit, we issued a warrant to purchase up to 32,142 shares of our Series D preferred stock at an exercise price of $3.50 per share. This warrant is immediately exercisable and expires upon the earlier of February 17, 2004, or certain corporate transactions.

    9. As of June 30, 1999, 4,538,212 shares of common stock had been issued to our employees, consultants and other service providers upon exercise of options or pursuant to restricted stock purchase agreements, 1,098,963 shares of common stock were issuable upon exercise of outstanding options under our 1995 Equity Incentive Plan and 50,000 shares of common stock were issuable upon exercise of an outstanding option outside of any plan.

    All of the 580,000 shares of Series A preferred stock will automatically convert into 1,160,000 shares of common stock upon the consummation of this offering as a result of a two-for-one common stock split effected on May 6, 1997.

    All of the 400,000 shares of Series B preferred stock will automatically convert into 932,203 shares of common stock upon the consummation of this offering as a result of a two-for-one common stock split effected on May 6, 1997 and an adjustment to the Conversion Price of the Series B preferred stock from $2.75 per share to $2.36 per share as a result of the issuance and sale of 4,000,000 shares of Series C preferred stock on June 20, 1997.

    All of the 4,000,000 shares of Series C preferred stock will automatically convert on a one-to-one basis into 4,000,000 shares of common stock and all of the 3,594,859 shares of Series D preferred stock will automatically convert on a one-to-one basis into 3,594,859 shares of common stock upon the consummation of this offering.


    The sale of the above securities was deemed to be exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder or Rule 701 promulgated under Section 3(b) of the Securities Act of 1933 as transactions by an issuer not involving any public offering or transactions pursuant to compensation benefit plans and contracts relating to compensation as provided under Rule 701. These sales were made without general solicitation or advertising. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following exhibits are filed herewith:

 EXHIBIT
 NUMBER                                              EXHIBIT TITLE
---------  --------------------------------------------------------------------------------------------------
   1.01*   Form of Underwriting Agreement.

   3.01+   Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on June
             11, 1999.

   3.02*   Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of the offering made pursuant to this Registration Statement.

   3.03+   Bylaws of the Registrant, as amended through June 20, 1997.

   3.04*   Amended and Restated Bylaws of the Registrant to be effective upon the closing of the offering made pursuant to this Registration Statement.

   4.01*   Form of Specimen Certificate for Registrant's common stock.

   4.02    Intel Warrant No. 1 to Purchase Common Stock of the Registrant.

   4.03**  Intel Warrant No. 2 to Purchase Common Stock of the Registrant, as amended April 16, 1999.

 EXHIBIT
 NUMBER                                              EXHIBIT TITLE
---------  --------------------------------------------------------------------------------------------------
   4.04+   Third Amended and Restated Investors Rights Agreement dated July 29, 1998, as amended October 15,
             1998.

   5.01*   Opinion of Fenwick & West LLP regarding legality of the securities being registered.

  10.01+   Form of Indemnification Agreement entered into between the Registrant and its directors.

  10.02+   1995 Equity Incentive Plan, as amended through June 11, 1999.

  10.03+   1999 Equity Incentive Plan.

  10.04+   1999 Stock Purchase Plan.

  10.05+   Employment Agreement with Dan Atler dated June 15, 1998.

  10.06+   Employment Agreement with Parviz Khodi dated June 10, 1999.

  10.07+   Amended and Restated Severance Agreement with David Lee dated August 15, 1997.

  10.08+   Amended and Restated Severance Agreement with Scott Macomber dated August 15, 1997.

  10.09+   Consulting Agreement with Deog-Kyoon Jeong dated March 1, 1999.

  10.10**  License Agreement dated March 15, 1995 between Deog-Kyoon Jeong and the Registrant, as amended through June 18, 1997.

  10.11+   Lease Agreement dated April 9, 1997 between Elisabeth Griffinger and the Registrant.

  10.12**  Business Cooperation Agreement dated September 16, 1998 between Intel Corporation and the
             Registrant, as amended October 30, 1998.

  10.13**  Patent License Agreement dated September 16, 1998 between Intel Corporation and the Registrant.

  10.14    Digital Visual Interface Specification Revision 1.0 Promoter's Agreement dated January 8, 1999.

  10.15+   Revolving Credit Loan & Security Agreement dated December 17, 1998 between Comerica
             Bank-California and the Registrant.

  10.16+   Research and Development Contract for Gigabit Links and Multimedia Information Delivery Systems
             dated July 1, 1998 between Inter-University Semiconductor Research Center of Seoul National
             University and the Registrant.

  10.17+   Research and Development Contract for 1000BASE-T Gigabit Ethernet PHY Chip dated July 1, 1999 between Inter-University Semiconductor Research Center of Seoul National University and the
             Registrant.

  10.18+   Master Lease Agreement and Addendum with Comdisco, Inc. dated February 17, 1999.

  23.01*   Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02+   Consent of Independent Accountants.

  24.01+   Power of Attorney (included on signature page).

  27.01+   Financial Data Schedule.


------------------------

  * To be supplied by amendment.


 ** Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.



  + Previously filed.

    (b) The following financial statement schedule is filed herewith:

        Schedule II--Valuation and Qualifying Accounts

    Other financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or the notes thereto.

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 29th day of July, 1999.


                                SILICON IMAGE, INC.

                                By:               /s/ DAVID D. LEE
                                     -----------------------------------------
                                                    David D. Lee
                                              CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President, Chief Executive
       /s/ DAVID D. LEE           Officer and Chairman of
------------------------------    the Board (Principal         July 29, 1999
         David D. Lee             Executive Officer)

                                Vice President, Finance
                                  and Administration and
       DANIEL K. ATLER*           Chief Financial Officer
------------------------------    (Principal Financial         July 29, 1999
       Daniel K. Atler            Officer and Principal
                                  Accounting Officer)

        SANG-CHUL HAN*
------------------------------  Director                       July 29, 1999
        Sang-Chul Han

      RONALD V. SCHMIDT*
------------------------------  Director                       July 29, 1999
      Ronald V. Schmidt

       DAVID A. HODGES*
------------------------------  Director                       July 29, 1999
       David A. Hodges

     ANDREW S. RAPPAPORT*
------------------------------  Director                       July 29, 1999
     Andrew S. Rappaport

        HERBERT CHANG*
------------------------------  Director                       July 29, 1999
        Herbert Chang



*By:      /s/ DAVID D. LEE
      -------------------------
            David D. Lee
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                                                 EXHIBIT TITLE
---------  -------------------------------------------------------------------------------------------------------
   1.01*   Form of Underwriting Agreement.
   3.01+   Certificate of Incorporation of the Registrant, filed with the Delaware Secretary of State on June 11,
             1999.
   3.02*   Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of the offering made pursuant to this Registration Statement.
   3.03+   Bylaws of the Registrant, as amended through June 20, 1997.
   3.04*   Amended and Restated Bylaws of the Registrant to be effective upon the closing of the offering made pursuant to this Registration Statement.
   4.01*   Form of Specimen Certificate for Registrant's common stock.
   4.02    Intel Warrant No. 1 to Purchase Common Stock of the Registrant.
   4.03**  Intel Warrant No. 2 to Purchase Common Stock of the Registrant, as amended April 16, 1999.
   4.04+   Third Amended and Restated Investors Rights Agreement dated July 29, 1998, as amended October 15, 1998.
   5.01*   Opinion of Fenwick & West LLP regarding legality of the securities being registered.
  10.01+   Form of Indemnification Agreement entered into between the Registrant and its directors.
  10.02+   1995 Equity Incentive Plan, as amended through June 11, 1999.
  10.03+   1999 Equity Incentive Plan.
  10.04+   1999 Stock Purchase Plan.
  10.05+   Employment Agreement with Dan Atler dated June 15, 1998.
  10.06+   Employment Agreement with Parviz Khodi dated June 10, 1999.
  10.07+   Amended and Restated Severance Agreement with David Lee dated August 15, 1997.
  10.08+   Amended and Restated Severance Agreement with Scott Macomber dated August 15, 1997.
  10.09+   Consulting Agreement with Deog-Kyoon Jeong dated March 1, 1999.
  10.10**  License Agreement dated March 15, 1995 between Deog-Kyoon Jeong and the Registrant, as amended through
             June 18, 1997.
  10.11+   Lease Agreement dated April 9, 1997 between Elisabeth Griffinger and the Registrant.
  10.12**  Business Cooperation Agreement dated September 16, 1998 between Intel Corporation and the Registrant, as amended October 30, 1998.
  10.13**  Patent License Agreement dated September 16, 1998 between Intel Corporation and the Registrant.
  10.14    Digital Visual Interface Specification Revision 1.0 Promoter's Agreement dated January 8, 1999.
  10.15+   Revolving Credit Loan & Security Agreement dated December 17, 1998 between Comerica Bank-California and the Registrant.
  10.16+   Research and Development Contract for Gigabit Links and Multimedia Information Delivery Systems dated
             July 1, 1998 between Inter-University Semiconductor Research Center of Seoul National University and
             the Registrant.
  10.17+   Research and Development Contract for 1000BASE-T Gigabit Ethernet PHY Chip dated July 1, 1999 between
             Inter-University Semiconductor Research Center of Seoul National University and the Registrant.
  10.18+   Master Lease Agreement and Addendum with Comdisco, Inc. dated February 17, 1999.
  23.01*   Consent of Fenwick & West LLP (included in Exhibit 5.01).
  23.02+   Consent of Independent Accountants.
  24.01+   Power of Attorney (included on signature page).
  27.01+   Financial Data Schedule.


------------------------

  * To be supplied by amendment.


 ** Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.



  + Previously filed.